Exhibit 10.37

Collateral Assignment

Split-Dollar Agreement

Dated: September 24, 1997

Collateral Assignment
Split-Dollar Agreement

Table of Contents

Background Information		Page 1

1.	Purchase of the Policy, Conformity to this Agreement	Page 1

2.	Ownership and Possession of the Policy	Page 2

3.	Payment of Premiums	Page 2

4.	Employer’s Interest	Page 2

5.	Collateral Assignment of the Policy	Page 3

6.	Borrowing from the Policy	Page 3

7.	Surrender or Cancellation of the Policy	Page 3

8.	Death of the Employee	Page 4

9.	Termination of Agreement	Page 4

10.	Disposition of Policy Upon Termination of Agreement	Page 5

11.	Prohibition Against Transfer of Interests	Page 5

12.	Amendment and Waiver	Page 5

13.	Successors and Assigns	Page 6

14.	Notices	Page 6

15.	Survival	Page 6

16.	No Guaranty of Employment	Page 6

17.	Cooperation	Page 6

18.	No Strict Construction	Page 6

19.	Severability	Page 6

20.	Third Party Beneficiary	Page 6

21.	Exoneration of Insurer	Page 6

22.	ERISA Compliance	Page 7

23.	Governing Law	Page 7

24.	Headings	Page 7

Collateral Assignment
Split-Dollar Agreement

This Agreement is made and entered into as of the 24th day of September, 1997, by and among M/I Schottenstein Homes, Inc., an Ohio corporation (the “Employer”) , Phillip Creek (the “Employee”), and Philip Creek, or any successor designed in accordance with the terms of this Agreement (the ”Owner”).

Background Information

A.	The Employee is a capable, efficient and valued employee of the Employer.

B.
The Employee wishes to provide life insurance protection for the benefit of his family – under the policy of insurance which is described in Exhibit A hereto.  Such life insurance policy, together with any replacement of it or modification to it, is referred to herein as the “Policy.”  The company which issues the Policy is referred to herein as the “Insurer.”

C.	The Employer is willing, on the terms and conditions set forth in this Agreement, to pay a portion of the premiums due on the Policy.

D.
The Owner shall be the owner of the Policy and, as such, shall possess all incidents of ownership in and to the Policy.  Except during any period when the Employee and the Owner may be the same person, the Employee shall have no incident of ownership in or to the Policy.

E.
The Employer wishes to have the Policy collaterally assigned by the Owner in order to secure the payment of all amounts which will, in the future, be due and payable to the Employer under this Agreement.

F.	This Agreement is intended to be a “split-dollar” arrangement, as described in Revenue Ruling 64-328 (issued by the Internal Revenue Service).

Agreement

Now, Therefore, in consideration of the mutual promises contained below, the parties agree to the foregoing and as follows:

1.           Purchase of the Policy:  Conformity to this Agreement.  The Owner has purchased, or has arranged to purchase, the Policy from the Insurer.  The parties (i) have taken, or will take, all necessary action to cause the Insurer to issue the Policy and (ii) shall take any further action which may be necessary to cause this Policy to conform to the provisions of this Agreement.  The parties agree that the Policy shall be subject to (i) the terms of this Agreement and (ii) any collateral assignment filed with the insurer relating to the Policy.

2. Ownership and Possession of the Policy.  The Owner (i) shall be the sole and absolute owner of the Policy and (ii) may, except as otherwise provided herein, exercise all ownership rights granted under the terms of the Policy, However, the Employer shall have possession of the Policy.

3. Payment of Premiums.  The following provisions shall govern the payment of premiums with respect to the Policy –

a. Employer Payment of Premiums.  On or before the due date of each Policy premium or within any grace period, the Employer shall (i) pay the full amount of the premium to the Insurer and (ii) promptly furnish evidence to the Employee and the Owner of its timely payment of such premium.

b. Owner Reimbursement of Computed Economic Benefit.  The Owner shall promptly reimburse the Employer for a portion of each premium paid by the Employer.  The amount of such reimbursement shall equal the economic benefit to the Owner attributable to the life insurance protection, on the Employee’s life, that is provided under the Agreement.  The value of such economic benefit shall be calculated using the lesser of (i) the rates known as “P.S. 58” rates or (ii) the Insurer’s published premium rates for an individual 1-year term life insurance policy available to all standard risks – in either case, based on the Employee’s age at the due date of the premium payment.

c. Waiver of Premium (or Policy Costs) Rider.  At the Owner’s option (and if allowed by the Insurer), the Policy may provide for the waiver of premium (or waiver of specified policy costs) in the event of the Employee’s disability.  However, unless the Employer and Owner otherwise agree (in advance and in writing), the Owner shall reimburse the Employer for any additional costs associated with such waiver.

4. Employer’s Interest.  As used in the Agreement, (i) the “Employer’s Gross Interest” in the Policy shall mean the aggregate amount of all premiums paid by the Employer with respect to the Policy minus the aggregate amount of all reimbursements of such premium payments by the Owner, and (ii) the “Employer’s Net Interest” in the Policy shall mean shall mean the Employer’s Gross Interest minus the outstanding balance (if any) of all Policy loans made to the Employer (including all accrued and unpaid interest thereon).

5. Collateral Assignment of the Policy.  To secure the Employer’s Net Interest in the Policy, the Owner hereby assigns the Policy to the Employer as collateral. This Agreement, and the collateral assignment effected hereby, specifically limits the rights of the Employer in the Policy to the recovery of the Employer’s Gross Interest.  This collateral assignment of the Policy to the Employer shall not be terminated, altered or amended by the Owner without the express written consent of the Employer, which consent may be withheld in the Employer’s sole and absolute discretion.  The Insurer is authorized to accept this Agreement as the Owner’s collateral assignment of this Policy to the Employer.  The Owner and the Employee agree, upon reasonable request by the Employer, to execute all other documents that may be necessary or desirable to perfect this collateral assignment of the Policy.

6. Borrowing from the Policy.  The Employer and Owner may borrow from the Policy (as provided therein), subject to the following limitations –

a. Borrowings by the Employer.  The outstanding amount of any such borrowing by the Employer (including all accrued and unpaid interest thereon) shall not exceed the Employer’s Gross Interest in the Policy.  The Owner shall execute and file any forms required by the Insurer to permit the Employer to borrow from the Policy in accordance with this provision.

b. Borrowing by the Owner.  The Owner shall not borrow from the Policy without the prior written consent of the Employer, which consent may be withheld in the Employer’s sole absolute discretion.  In addition, the outstanding amount of any such borrowing by the Owner (including all accrued and unpaid interest thereon) shall not prevent the Employer from borrowing the maximum amount permitted pursuant to the preceding provision.

7. Surrender or Cancellation of the Policy.  If the Policy is surrendered for canceled for any reason (other than the death of the Employee), any net proceeds resulting from such surrender or cancellation (after reduction by all applicable surrender or cancellation charges) shall be distributed as follows -

a. Employer’s Interest.  The Employer shall have the unqualified right to receive a portion of such net proceeds and equal to the Employer’s Net Interest, provided, however, in no event the entire amount of such net proceeds.

b. Owner’s Interest.  The remaining net proceeds (if any) shall be paid to the Owner.

8.	Death of the Employee. Upon the death of Employee –

a. Proof of Claim.  The Owner and Employer shall promptly take all action (including, without limitation, the filing of an appropriate proof of claim) which may be necessary or desirable in order to obtain the net death benefit provided under the Policy.

b. Employer’s Interest.  The Employer shall have the unqualified right to receive a portion of such net death benefit equal to the Employer’s Net Interest, provided, however, in no event shall the amount payable to the Employer exceed the entire amount of such net death benefit.

c. Owner’s Interest.  The balance (if any) of the net death benefit provided under the Policy shall be paid to the beneficiary or beneficiaries designated by the Owner, in the manner and amounts provided in the beneficiary designation provision of the Policy.

d. Policy Beneficiary Designation.  The Employer and the Owner agree that the beneficiary designation provision of the Policy shall conform to the foregoing provisions of this Agreement.

9. Termination of Agreement.  This Agreement shall terminate under the following circumstances –

a. Termination Without Notice.  This Agreement shall terminate without notice upon the occurrence of any of the following events.

➢	The total cessation of the business of the Employer, or

➢	The bankruptcy, receivership or dissolution of the Employer, or

➢	The written agreement of the Owner and the Employer.

b. Optional Termination by the Owner.  The Owner may terminate this Agreement by giving at least ten (10) days written notice to the Employer, provided, however, such notice may not be given while the Employee is employed by the Employer.  Such termination shall be effective as of the date specified in the notice but not sooner than ten (10) days after such notice is received by the Employer.

c. Optional Termination by the Employer.  In the event that the Employee’s employment by the Employer is terminated for any reason other than retirement, death or permanent disability of the Employee, the Employer may terminate this Agreement by giving at least ten (10) days written notice to the Owner.  Such termination shall be effective as of the date specified in the notice but not sooner than ten (10) days after such notice is received by the Owner.

10. Disposition of Policy Upon Termination of Agreement.  Upon any termination of this Agreement –

a. Owner’s Option to Acquire Sole Ownership.  For sixty (60) days after such termination, the Owner shall have the option of obtaining the release of the collateral assignment of the Policy to the Employer.  To obtain such release, the Owner shall pay to the Employer an amount equal to the Employer’s Net Interest.  Upon receipt of such amount, the Employer shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.  The Owner may borrow against the Policy to finance the payment of the Employer’s Net Interest to the Employer, and the Employer shall consent to any such borrowing.

b. Transfer of Policy to the Employer.  If the Owner fails to exercise such option within such sixty (60) day period, the Owner shall, upon request by the Employer, promptly execute any documents which are necessary or desirable to transfer ownership of the Policy to the Employer.  Thereafter, neither the Owner nor its beneficiaries, successors or assigns shall have any further interest in or to the Policy (either under the terms thereof or under this Agreement).

11.	Prohibition Against Transfer of Interest.

a. Transfers by Owner.  Except as otherwise provided in this Agreement, the Owner shall not sell, assign, transfer, borrow against, surrender or cancel the Policy (or any portion thereof or interest therein) without the express written consent of the Employer, which consent may be withheld in the Employer’s sole and absolute discretion.  Notwithstanding the forgoing, the Owner may irrevocably and gratuitously assign its interest in the Policy (without the express consent of the Employer but with prompt notice to the Employer and subject to all rights of the Employer pursuant to this Agreement) to any trust of which the Owner is the grantor.

b. Transfers by the Employer.  Except as otherwise provided this Agreement, the Employer shall not sell, assign, transfer, or borrow against any portion of its interest in the Policy without the express written consent of the Owner, which consent may be withheld in the Owner’s sole and absolute discretion.

12. Amendment and Waiver.  This Agreement may not be amended except by a written instrument signed by the Employer and the Owner, or their respective successors or assigns, and may not be terminated except as provided herein.  The failure of any party to strictly enforce any provision of this Agreement shall not affect the right of such party to thereafter enforce the same, or any other, provision of this Agreement in accordance with its terms.

13. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of (i) the Employer, its successors and assigns, (ii) the Employee, his heirs, successors and assigns, and (iii) the Owner, its beneficiaries, successors and assigns.

14. Notices.  Any notice, consent or demand required or permitted to be given under this Agreement shall be (i) in writing and (ii) signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last know address as shown on the records of the Employer.  The date of such mailing shall be deemed the date of notice, consent or demand.

15. Survival.  The rights and obligations of the parties shall survive the termination of this Agreement and Employee’s death to the extent they any performance is required.

16. No Guaranty of Employment.  The Employee shall have no guarantee or right to employment by reason of this Agreement.

17. Cooperation.  The parties agree to take such actions as are desirable to allow the rights and duties specified in this Agreement to be brought into effect.  The parties each agree to execute and deliver all documents which may be desirable to bring into effect the intent of this Agreement or to carry out its provisions.

18. No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

19. Severability.  Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to the prohibited by, or invalid under, applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. Third Party Beneficiary.  The Employee shall be considered a third party beneficiary of the rights granted to the Owner under this Agreement and shall be entitled to enforce those rights directly against the Employer without joinder of the Owner.

21. Exoneration of Insurer.  The Insurer shall be fully discharged from its obligations under the Policy by payment of all Policy death benefits to the beneficiary or beneficiaries named in the Policy subject to the terms and conditions of the Policy.  In no event shall the Insurer be considered a party to this Agreement or any amendment hereof.  No provision of this Agreement, nor of any amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy except insofar as the provisions hereof are made a part of the Policy by the collateral assignment filed with the insurer in connection with this Agreement.

22. ERISA Compliance.  The Employer is hereby designated as the named fiduciary under this Agreement.  The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.  The Employer shall make all determinations concerning rights to benefits under this Agreement.  Any decision by the Employer denying a claim for benefits under the Agreement shall be stated in writing and delivered or mailed to the claimant.  Such decision shall set forth the specific reasons for the denial, written to the best of the Employer’s ability in a manner that may be understood without legal or actuarial counsel.  In addition, the Employer shall afford a reasonable opportunity to the claimant for a full and fair review of the decision denying such claim.

23. Governing Law.  This Agreement, and the rights of the parties, shall be governed by, the construed in accordance with, the laws of Ohio.

24. Headings.  The headings in this Agreement are for convenience only and shall be ignored in the construction of this Agreement.

In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

M/I Schottenstein Homes, Inc.
an Ohio Corporation		/s/Philip Creek
Philip Creek (the “Employee”)

By:	/s/Robert H. Schottenstein

Its:	President	/s/Philip Creek
Philip Creek, together with any
permitted successor (the “Owner")

EXHIBIT A

Name	Policy #

Philip G. Creek	2-118-278V